As filed with the Securities and Exchange Commission on July 27, 2002
                               Reg. No. 333-91122
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------
                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          POST EFFECTIVE AMENDMENT ONE

                         -------------------------------

                         LUCAS EDUCATIONAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                  62-1690722
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   identification No.)

                         2591 Dallas Parkway - Suite 102
                                Frisco, TX 75034
                                 (469) 633-0100
                    (Address of principal executive offices)
                  --------------------------------------------

                            EMPLOYEE STOCK PLAN 2002
                              (Full title of plan)

                         -------------------------------

                                 Kevin B. Halter
                                    President
                         2591 Dallas Parkway, Suite 102
                                Frisco, TX 75034
                                 (469) 633-0100
          (Telephone number, including area code of agent for service)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

         23.3     Consent of Tanner & Co.





                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frisco, State of Texas on July 27, 2002.


                                    Lucas Educational Systems, Inc.



                                    By  /s/  Kevin B. Halter
                                    --------------------------------------------
                                    Kevin B. Halter, President & Chief Executive
                                    Officer




Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature               Title                                  Date
---------               -----                                  ----

/s/Kevin B. Halter,  Chairman of the Board of Directors        July 27, 2002
                     and Chief Executive Officer